UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	26-4413774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2020, Phunware, Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”) and consummated the sale to such Investor of one Series A Senior Convertible Note (a “Series A Note”) with an initial principal amount of $4,320,000 and one Series B Senior Secured Convertible Note (a “Series B Note,” and together with the Series A Note, the “Convertible Notes”) with an initial principal amount of $17,280,000 in a private placement (the “Private Placement”) that closed on July 15, 2020.

The Series A Note was sold with an original issue discount of $320,000 and the Series B Note was sold with an original issue discount of $1,280,000. As such, the Investor paid for the Series A Note to be issued to such Investor by delivering $4,000,000 in cash consideration and paid for the Series B Note to be issued to such Investor by delivering a secured promissory note (the “Investor Note”) with an initial principal amount of $16,000,000. We will receive cash in respect of a Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, the Investor Note may be satisfied through netting against the Series B Note, as described more fully below, rather than through the payment of cash. Until an Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount.

Canaccord Genuity LLC (“Canaccord”) was engaged as the sole placement agent for the offering of the Convertible Notes. Canaccord received a placement agent fee of $120,000 at the closing of the Private Placement, representing 3.0% of the gross cash proceeds at the closing. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, our estimated net cash proceeds at the closing were approximately $3,835,000. If the Investor Note is subsequently satisfied in full by payment in cash, we anticipate the additional financial advisory fee on the cash proceeds received from the Investor Note will be another $480,000, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $19,355,000.

Promptly after the consummation of the sale of the Convertible Notes, we repaid in full the outstanding principal balance and all accrued but unpaid interest expense on the Senior Secured Note issued on March 20, 2020 to the same Investor (the “March Note”). The cash payment to the Investor to satisfy the March Note was in the amount $2,084,080.98.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, we also agreed to the following additional covenants:

•So long as the Convertible Notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.
•We also agreed to hold a stockholder meeting by no later than December 31, 2020, to approve resolutions authorizing the issuance of shares of our common stock under the Convertible Notes for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Nasdaq”). We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, we granted the Investor participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions, during the two years after the later of (a) the closing or (b) the date the Investor Note no longer remains outstanding, in an amount of up to 30% of the securities being sold in such offerings.

Convertible Notes

General

The Convertible Notes were issued to the Investor on July 15, 2020 and mature on December 31, 2021 (subject to extension in certain circumstances, including bankruptcy and outstanding events of default).

Amortization

Starting on July 31, 2020 and on the last trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”), unless deferred as described below, the Company is required to make monthly amortization payments equal to 1/18th of the unrestricted principal (and related unrestricted original issue discount) and interest of the Convertible Notes payable (the “Installment Amount”), which must be satisfied in cash at a redemption price equal to 107% of such Installment Amount (each, an “Installment Redemption”). Installment Amounts will be automatically deferred to the extent due in respect of restricted principal (and related restricted original issue discount) under Series B Note, until they become unrestricted or netted against the Investor Note as described below.

Notwithstanding the foregoing, the noteholder may, at its sole option, elect to defer any Installment Amount until a subsequent Installment Date selected by the noteholder, provided that any such deferred amounts shall not continue to accrue interest unless the deferral is at the request of the Company.

Interest

The Convertible Notes each bear interest at a rate of 7% per annum on unrestricted principal (and related restricted original issue discount) and 3% per annum on restricted principal (and related restricted original issue discount) (under the Series B Note) and, upon any conversion or redemption, shall include a make-whole of interest from such date of determination through the maturity date. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 18% per annum. See “—Events of Default” below.

Conversion; Alternate Conversion upon Event of Default

Each Convertible Note (other than restricted amounts under a Series B Note) is convertible, at the option of the noteholder, into shares of our common stock at a conversion price of $3.00 per share. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the Convertible Notes, the noteholder may elect to alternatively convert the Convertible Notes at a redemption premium of 115% at an alternate conversion price equal to the lower of (x) the conversion price then in effect and (y) the greater of the Floor Price (as defined in the Convertible Notes) and 85% of the lowest volume weighted average price in the 10 days prior to the applicable conversion date.

Conversion Limitation and Exchange Cap

The noteholder will not have the right to convert any portion of a Convertible Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The noteholder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of July 15, 2020 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Notes include certain customary and other Events of Default, including, among other things, failure to maintain an effective shelf registration statement with capacity to issue an offering amount equal to at least 125% of unrestricted principal, the breach of the financial covenant described in “—Covenants” below and the termination of Alan Knitowski, our Chief Executive Officer and Randall Crowder, our Chief Operating Officer, by the Company for any reason other than such person’s death, disability or willful misconduct.

In connection with an Event of Default, the noteholder may require us to redeem in cash any or all of the Convertible Notes. The redemption price will equal 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, if greater.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), a noteholder may require us to redeem all or any portion of the Convertible Notes. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note.

Subsequent Placement Optional Redemption

At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each Convertible Note not in excess of 40% of the net proceeds from such placement at a redemption price of 107% of the portion of the Convertible Note subject to redemption (or, if greater, the market value of the shares underlying the Convertible Note).

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $500,000 at the end of each fiscal quarter, subject to a right to cure.

Company Optional Redemption Rights and Netting Under Series B Notes

We may redeem the Convertible Notes at a price equal to 107% of the outstanding principal of the Convertible Notes (or, if greater, the market value of the shares underlying the Convertible Notes) to be redeemed and accrued and unpaid interest and unpaid late charges thereon. We also may redeem any portion of any Series B Note by offsetting the principal amount thereof against the principal amount of the corresponding Investor Note. Upon any such redemption, the original issue discount under the Series B Note associated with the principal amount thereof being redeemed will be deemed satisfied.

Pursuant to the Investor Note and a Master Netting Agreement, dated as of July 15, 2020 (the “Master Netting Agreement”), between the Investor and us, upon notice to us, upon an Event of Default or Change in Control or upon any required redemption of the restricted amounts under a Series B Note, the noteholder may elect to net the unpaid amount of the Investor Note against the unpaid amount of the corresponding Series B Note or against the redemption amount, as applicable. In addition, on March 31, 2021 (unless otherwise agreed by the parties) or upon an Event of Default relating to bankruptcy, the unpaid amount of an Investor Note will automatically be netted against the unpaid amount of the corresponding Series B Note. Upon any netting initiated by the noteholder in connection with an Event of Default or Change in Control or our failure to complete, the original issue discount under a Series B Note associated with the principal amount thereof being netted against will remain outstanding and will not be deemed satisfied; upon all other netting initiated by a noteholder, the associated original issue discount under a Series B Note will be deemed cancelled.

Investor Note

The Investor Note was issued pursuant to a Note Purchase Agreement, dated as of July 14, 2020 (the “NPA”), by and between the Investor and us.

The Investor’s obligation to pay us the amount of principal outstanding pursuant to the applicable Investor Note is to be secured by an equal amount of cash, cash equivalents, or currency, notes or securities backed by certain governments. The Investor may, at its option and at any time, voluntarily prepay an Investor Note, in whole or in part. In addition, the Investor Note is subject to mandatory prepayment, in whole or in part, upon the occurrence of certain events:

•The Investor will be required to prepay the Investor Note in certain amounts (each a “Mandatory Prepayment”) on the 30th trading day after the effectiveness of a resale registration statement (or the availability of Rule 144 promulgated under the Securities Act of 1933, as amended) if certain equity and other conditions are satisfied as of such date. The equity and other conditions include minimum price and volume thresholds, a minimum market capitalization at least $40 million, and a requirement that we have available shelf registered placement capacity equal to at least 300% of the unrestricted principal outstanding under the Convertible Notes (including the Mandatory Prepayment Amount).
•Mandatory Prepayments my not exceed the lesser of (a) such aggregate amount of principal outstanding under the Investor Note and (b) such aggregate amount of principal outstanding under the Investor Note that, together with the unrestricted principal would not exceed the lesser of (i) $5 million and (ii) 10% of the 30 trading day market capitalization of the Company.
•If the Investor desires to voluntarily convert any restricted amount of a Series B Note, the corresponding Investor Note will be subject to a mandatory prepayment in an amount equal to such restricted principal then subject to conversion

Under the Investor Note, we and the Investor have certain optional offset rights, which if exercised, would reduce the amount outstanding under the Series B Note and Investor Note and, accordingly, the cash proceeds received by us from the Investors in this offering.

Warrant

In addition to the Convertible Notes, we issued a warrant (the “Warrant”) exercisable for 3 years for the purchase of an aggregate of up to 2,160,000 shares of Common Stock (the “Warrant Shares”), at an exercise price of $4.00 per share. The number of Warrant Shares and exercise price are each subject to adjustment provided under the Warrant. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Investor, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Warrant), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company. In addition, the Warrant limits the number of Warrant Shares for which it is exercisable to an amount equal to 30% of the quotient of (i) the sum of the aggregate amount of unrestricted principal and unrestricted original issue discount, divided by (ii) $3.00.

If the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrant). Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrant, the Investor will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holder of Common Stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of July 15, 2020 (the “Registration Rights Agreement”) between the Investor and us, we have granted certain registration rights to the noteholder. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Convertible Notes and the shares issuable upon exercise of the Warrant within 60 days and to have the registration statement declared effective within 90 days of after the closing of the Purchase Agreement. It also grants the Investor customary “piggyback” registration rights. If we fail to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, we will pay certain Registration Delay Payments to such noteholder (as defined in the Registration Rights Agreement).

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Notes, the Investor Note, the Warrant, the Master Netting Agreement, the Registration Rights Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 1.02 of this Current Report to the extent required.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, the Warrant and the shares of our common stock issuable upon conversion, in payment or exercise thereof, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title
10.1	Form of Security Purchase Agreement
10.2	Form of Series A Convertible Note
10.3	Form of Series B Convertible Note
10.4	Form of Note Purchase Agreement
10.5	Form of Secured Promissory Note
10.6	Form of Master Netting Agreement
10.7	Form of Warrant
10.8	Form of Registration Rights Agreement
99.1*	Press Release dated July 15, 2020 titled “Phunware Refinances Senior Convertible Note"

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2020	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer